NEWS RELEASE	Exhibit 99.1

RIVERVIEW FINANCIAL CORPORATION

REPORTS SECOND QUARTER EARNINGS FOR 2019

HARRISBURG, PA, July 26, 2019 / PRNEWSWIRE / Riverview Financial Corporation (the “Company” or “Riverview”) (NASDAQ: RIVE), today reported unaudited financial results at and for the three months and six ended June 30, 2019. Riverview reported net income of $1.4 million, or $0.16 per basic and diluted weighted average common share, for the second quarter of 2019, compared to net income of $2.8 million, or $0.31 per basic and diluted weighted average common share, for the second quarter of 2018.

For the six months ended June 30, 2019, Riverview reported net income of $747 thousand, or $0.08 per basic and diluted weighted average common share, compared to net income of $5.6 million, or $0.62 per basic and diluted weighted average common share, for the same period last year. The year over year reduction was largely a function of recognizing $1.2 million less of net accretion on acquired assets and assumed liabilities and a $2.2 million nonrecurring executive separation charge in 2019. In addition, the results for the first six months ended June 30, 2019, included $456 thousand of severance expense to employees that either retired or were separated from service due to branch network consolidations. Comparatively, Riverview incurred merger related costs of $461 thousand for the first half of 2018.

In addition to evaluating its results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Riverview routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible book value per share and return on average tangible stockholders’ equity. Riverview believes these non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measures is provided in the accompanying tables. The non-GAAP financial measures Riverview uses may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations.

HIGHLIGHTS

•

Book value per share and tangible book value per share increased to $12.62 per share, or 3.9% and $9.58 per share, or 6.6%, respectively, at the end of the second quarter of 2019, compared to the same period last year.

•

Tax-equivalent net interest margin was 4.20% in the second quarter of 2019 compared to 3.94% for the same period last year. Tax-equivalent net interest margin, excluding the impact of purchase accounting, improved to 3.76% in the second quarter of 2019 compared to 3.62% for the same period last year.

•

Continued strength in asset quality as nonperforming assets as a percentage of loans, net, and other real estate owned was 0.56% at the end of the second quarter of 2019, an improvement from 0.81% at December 31, 2018 and 0.89% at June 30, 2018.

“Riverview Financial Corporation is at an inflection point in its evolution from a $250 million institution covering two counties eight years ago to the $1.1 billion institution we are today, which will be covering fourteen counties in the near future, while adding Trust, Wealth Management, and Treasury Management services along the way. Growth to gain required scale was a priority over the past eight years. While reasonable and profitable growth remains an important component of our strategic plan, we have transitioned rapidly to focus intently on operational efficiencies and the consistent achievement of higher levels of core operating performance. Historically we maintained staffing levels, processes and operating systems that made the aforementioned growth possible over the past eight years. However, today we find ourselves capable of growing our balance sheet, utilizing more efficient processes, implementation of strategic outsourced financial technology partnerships, utilization of more sophisticated technological resources internally, and a more streamlined employee base”, said Brett D. Fulk, President and Chief Executive Officer.

Fulk went on to say, “We continued the development and implementation of certain initiatives necessary to improve operating efficiencies, grow interest income and enhance noninterest income in order to establish a consistent core earnings run rate acceptable for an organization of our size and scale during the first half of this year. One such initiative was a retail branch performance and resource allocation analysis, resulting in the closure of two underperforming offices with successful transition of customers to nearby offices during the first quarter of 2019, and the pending closure of two additional branch offices and the sale of a third to a local financial institution in the second half of 2019, pending regulatory approvals. This particular initiative has resulted in a 17% reduction of full service offices when compared to year end 2018 without a material negative impact to Riverview’s deposit, loan, or customer base. Additional efficiency initiatives include, but are certainly not limited to a reduction in the size of our Board of Directors from sixteen (16) to thirteen (13) members following several previously announced departures for various reasons, and a bank-wide reduction in staff effort, which is anticipated to have a materially positive impact to our ongoing core performance despite the resulting one-time severance related expenses taken as a result of these efforts during the second quarter.”

“In concert with divestiture of existing offices, in order to improve operating efficiencies and redefine our market footprint, Riverview continues to seek new opportunities to reposition itself within growth markets. To this end, Riverview is pleased to announce that it has received regulatory approval to open full-service offices in two very attractive markets, Camp Hill, Cumberland County and Allentown, Lehigh County, PA. We believe the opportunity to enter these new growth markets, both contiguous to existing Riverview markets, with offices staffed by experienced bankers that are well known and established in those markets, is an exciting prospect for our franchise. We have had significant success historically with de-novo branch expansion efforts in growth markets by attracting outstanding employees within those markets, and I expect these new offices and markets will continue our trend of past organic expansion success”, continued Fulk. “With respect to interest income, we anticipate loan growth opportunities through the addition of several experienced commercial relationship managers resulting from ongoing market disruption, chiefly among our largest competitors. Lastly, we have identified or developed several new products and services that will be introduced throughout the second half of 2019, each with demonstrated ability to either enhance revenue or decrease expenses.”

“In closing, management recognizes the need to address efficiencies through the identification and elimination of inefficiencies within our existing infrastructure, processes and procedures, to maintain consistent expense discipline, while continuing to grow our balance sheet and revenue in a measured, profitable manner. There is no higher priority in our Company at the present time than positioning Riverview Financial Corporation to capitalize on our increased size and scale for the purpose of enhancing long term shareholder value through demonstration of improving efficiencies and consistent earnings results, while continuing to maintain pricing and underwriting discipline and ongoing focus on asset quality. As we focus on enhancing shareholder value, we will continue to adequately reserve for the risks in our loan portfolio. Given the late state of the economic cycle we currently find ourselves in, we believe the need to maintain strong reserves in our allowance for loan losses is paramount. Therefore, we will not sacrifice our asset quality standards nor our need to adequately allocate reserves to our allowance for loan losses in future periods. The Riverview Financial Corporation Board of Directors and management team are excited about our ability to build upon a solid franchise foundation through execution of our strategic initiatives, many of which are outlined herein”, concluded Fulk.

INCOME STATEMENT REVIEW

Tax-equivalent net interest income for the three and six months ended June 30 were $10.8 million and $20.6 million in 2019 compared to $10.4 million and $21.9 million in 2018. The decrease in tax-equivalent net interest income was attributable to declines in loan balances and reductions in net accretion on purchased assets and assumed liabilities, offset by an improvement in the tax equivalent net interest margin. For the three months ended June 30, the tax-equivalent net interest margin increased to 4.20% in 2019 from 3.94% in 2018. The loan portfolio yield on a tax-equivalent basis improved to 5.41% in the second quarter of 2019 compared to 4.95% for the same period last year. The cost of funds increased 18 basis points comparing the second quarters of 2019 and 2018.

For the six months ended June 30, the tax-equivalent net interest margin was 4.03% in 2019 compared to 4.16% in 2018. The tax-equivalent net interest margin excluding purchase accounting adjustments would have been 3.71% and 3.62% for the six months ended June 30, 2019 and 2018. The tax-equivalent yield on earnings assets was 4.90% and the cost of funds was 1.07% in 2019. The tax-equivalent yield on the loan portfolio increased to 5.22% in 2019 compared to 5.16% in 2018. The tax-equivalent yield on the loan portfolio would have been 4.88% and 4.60% for the first six months of 2019 and 2018, excluding loan accretion of $1.5 million and $2.6 million included in loan interest income related to acquired loans. For the six months ended June 30, investments yielded 3.10% on a tax-equivalent basis in 2019 compared to 2.78% for the same period last year. The cost of deposits increased 25 basis points to 1.01% in 2019 from 0.76% in 2018. The cost of interest bearing liabilities increased to 1.07% in 2019 from 0.84% in 2018. Loans, net averaged $887.4 million in 2019 and $939.6 million in 2018. Average investments totaled $105.2 million in 2019 and $92.3 million in 2018. Average interest-bearing liabilities decreased to $839.2 million in 2019 from $881.7 million in 2018.

For the quarter ended June 30, the provision for loan losses was $618 thousand in 2019 compared to no provision for the same period in 2018. The provision for loan losses totaled $1,201 thousand for the six months ended June 30, 2019, compared to $390 thousand in 2018. The increase in the provision for loan losses in 2019 was influenced by increasing qualitative factors related to economic trends.

For the quarter ended June 30, noninterest income totaled $2,126 thousand in 2019, a decrease of $407 thousand from $2,533 thousand in 2018. The decrease in noninterest income for the quarter was due primarily to decreases in services charges, fees and commissions of $336 thousand, and mortgage banking income of $89 thousand. For the six months ended June 30, noninterest income decreased to $3,937 thousand in 2019 compared to $4,486 thousand in 2018. Service charges, fees and commissions declined $511 thousand due to reduced fees on loan swap arrangements, while mortgage banking income declined $153 thousand due to lower volumes of originations in saleable loans.

Noninterest expense increased $1,076 thousand to $10,484 thousand for the three months ended June 30, 2019, from $9,408 thousand for the same period last year. The increase in noninterest expense for the quarter was due primarily to increases in salaries and employee benefits expense of $609 thousand and other expenses of $555 thousand. The increase in salary and benefits expense was primarily due to accruals of $456 thousand in contractual payments due to retirement and severances associated with staff elimination and the planned branch closures. For the six months ended June 30, noninterest expense increased to $22,448 thousand in 2019 compared to $18,944 thousand in 2018. The increase was primarily due to $2.2 million in nonrecurring expenses from the execution of an executive separation agreement and $456 thousand of retirement and severance accruals.

BALANCE SHEET REVIEW

Total assets, loans, net, and deposits totaled $1.1 billion, $889.3 million, and $979.7 million, respectively, at June 30, 2019. For the three months ended June 30, 2019, total assets and deposits decreased $18.5 million and $21.3 million, respectively, while loans, net increased $11.2 million. Year to date, loans, net, decreased $3.9 million comparing the end of the second quarter of 2019 to year end 2018. Business lending, including commercial and commercial real estate loans, decreased $2.1 million while retail lending, including residential mortgages and consumer loans, decreased $11.2 million during the six months ended June 30, 2019. For this same period construction lending increased $9.4 million. Loan originations during the first six months of 2019 represented a more moderate pace as compared to the same period of 2018. The reduction in loan growth was a result of management’s decision to focus on improving margins on loan originations and maintaining strong underwriting standards. Total investments were $100.3 million at June 30, 2019, compared to $104.7 million at December 31, 2018. Total deposits decreased $24.9 million in the six months of 2019 as management sought to maintain margins and was able to reduce reliance on higher cost deposits. Noninterest-bearing deposits decreased $2.2 million, while interest-bearing deposits decreased $22.7 million. As a percentage of total deposits, noninterest-bearing deposits amounted to 16.4% at June 30, 2019 and 16.2% at December 31, 2018.

Stockholders’ equity totaled $115.7 million, or $12.62 per share, at June 30, 2019, $113.5 million, or $12.40 per share, at March 30, 2019, and $113.9 million, or $12.49 per common share, at December 31, 2018. The increase in equity in the six months ended June 30, 2019 was due primarily to an increase of $2.4 million in accumulated other comprehensive income and net income of $747 thousand offset partially by dividends declared of $1.8 million. Tangible stockholders’ equity per common share increased to $9.58 at June 30, 2019, compared to $9.33 at March 30, 2019 and $9.39 at December 31, 2018. Dividends declared for the second quarter of 2019 amounted to $0.10 per share representing a dividend payout ratio of 64.0%.

ASSET QUALITY REVIEW

Nonperforming assets were $5.0 million, or 0.56% of loans, net, and foreclosed assets at June 30, 2019 compared to $7.2 million or 0.81% at December 31, 2018. Adjusting for accruing restructured loans, nonperforming assets were $2.3 million, or 0.26% of loans, net and foreclosed assets at June 30, 2019, and $4.3 million, or 0.48%, at December 31, 2018. The allowance for loan losses equaled $7.0 million, or 0.79%, of loans, net, at June 30, 2019, compared to $6.3 million, or 0.71%, at December 31, 2018. Adding accounting marks for purchased credit impaired loans to the allowance for loan losses would result in a ratio of 1.06% as a percentage of loans, net at June 30, 2019. The coverage ratio, allowance for loan losses as a percentage of nonperforming assets, was 139.5% at June 30, 2019 versus 88.1% at December 31, 2018. Excluding accruing restructured loans, the coverage ratio would be 304.0% at June 30, 2019. Loans charged-off, net of recoveries, for the six months ended June 30, 2019, equaled $547 thousand, compared to $295 thousand for the same period last year.

Riverview Financial Corporation is the parent company of Riverview Bank. An independent community bank, Riverview Bank serves the Pennsylvania market areas of Berks, Blair, Centre, Clearfield, Cumberland, Dauphin, Huntingdon, Lebanon, Lehigh, Lycoming, Northumberland, Perry, Schuylkill and Somerset Counties through 30 community banking offices and three limited purpose offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. The Wealth Management and Trust divisions of Riverview Bank, with assets under management exceeding $350 million, provide trust and investment advisory services to the general public, businesses and not-for-profit organizations. Riverview’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies. The Company’s common stock trades on the Nasdaq Global Market under the symbol “RIVE”. The Investor Relations site can be accessed at https://www.riverviewbankpa.com/.

SOURCE: Riverview Financial Corporation

Contact: Scott A. Seasock, CFO at 717.827.4039 or sseasock@riverviewbankpa.com

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Riverview Financial Corporation, Riverview Bank, and its subsidiaries (collectively, “Riverview”) that may be considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Riverview claims the protection of the statutory safe harbors for forward-looking statements.

Riverview cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting Riverview’ operations, pricing, products and services and other factors that may be described in Riverview’ Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

In addition to these risks, acquisitions and business combinations present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder-or take longer-to achieve than expected. As regulated financial institutions, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre-acquisition operations of an acquired or combined business may cause reputational harm to Riverview following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Riverview assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

In addition to evaluating its results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Riverview routinely presents and supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity and Core net income ratios. The reported results for the three and six months ended June 30, 2019 and 2018, contain items which Riverview considers non-Core, namely net gains on sales of investment securities available-for-sale, acquisition related expenses and the adjustment to tax expense due to the enactment of the Tax Act. Riverview presents the non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in Riverview’s results of operation. Presentation of these non-GAAP financial measures is consistent with how Riverview evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in evaluation of companies in Riverview’s industry. Where non-GAAP measures are used in this press release, reconciliations to the comparable GAAP measures are provided in the accompanying tables. The non-GAAP financial measures Riverview uses may differ from similarly titled non-GAAP financial measures of other financial institutions. These non-GAAP financial measures would not be considered a substitute for GAAP basis measures, and Riverview strongly encourages a review of its condensed consolidated financial statements in their entirety. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are presented in the tabular material that follows.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Riverview Financial Corporation

Five Quarter Trend

(In thousands, except per share data)

	Jun 30	Mar 31	Dec 31	Sept 30	Jun 30
	2019	2019	2018	2018	2018
Key performance data:

Per common share data:
Net income (loss)	$0.16	$(0.08)	$0.27	$0.30	$0.31
Core net income (1)	$0.16	$0.12	$0.27	$0.31	$0.31
Cash dividends declared	$0.10	$0.10	$0.10	$0.10	$0.10
Book value	$12.62	$12.40	$12.49	$12.30	$12.15
Tangible book value (1)	$9.58	$9.33	$9.39	$9.17	$8.99
Market value:
High	$11.44	$13.00	$14.29	$14.40	$12.75
Low	$10.50	$10.90	$10.11	$12.56	$11.85
Closing	$10.50	$11.50	$10.90	$13.60	$12.65
Market capitalization	$96,261	$105,278	$99,425	$123,905	$115,052
Common shares outstanding	9,167,670	9,154,599	9,121,555	9,110,676	9,094,986

Selected ratios:

Return on average stockholders’ equity	5.00%	(2.46)%	8.64%	9.89%	10.17%

Core return on average stockholders’ equity (1)	5.00%	3.93%	8.78%	10.01%	10.13%

Return on average tangible stockholders’ equity (1)	6.61%	(3.27)%	11.52%	13.29%	13.78%

Core return on average tangible stockholders’ equity (1)	6.61%	5.23%	11.70%	13.45%	13.73%

Tangible stockholders’ equity to tangible assets (1)	8.04%	7.69%	7.72%	7.41%	7.28%

Return on average assets	0.51%	(0.25)%	0.86%	0.96%	0.97%

Core return on average assets (1)	0.51%	0.39%	0.87%	0.97%	0.96%

Stockholders’ equity to total assets	10.33%	9.97%	10.01%	9.69%	9.59%

Efficiency ratio (2)	79.90%	100.74%	76.11%	69.89%	71.46%

Nonperforming assets to loans, net, and foreclosed assets	0.56%	0.68%	0.81%	0.91%	0.89%

Net charge-offs to average loans, net	0.05%	0.20%	0.05%	0.07%	0.05%

Allowance for loan losses to loans, net	0.79%	0.74%	0.71%	0.71%	0.68%

Earning assets yield (FTE) (3)	5.07%	4.73%	5.13%	4.93%	4.67%

Cost of funds	1.07%	1.06%	1.02%	0.96%	0.89%

Net interest spread (FTE) (3)	4.00%	3.67%	4.11%	3.97%	3.78%

Net interest margin (FTE) (3)	4.20%	3.86%	4.30%	4.15%	3.94%

(1)	See Reconciliation of Non-GAAP financial measures.
(2)

Total noninterest expense less amortization of intangible assets divided by tax-equivalent net interest income and noninterest income less net gain (loss) on sale of investment securities available-for-sale.

(3)	Tax-equivalent adjustments were calculated using the prevailing federal statutory tax rate.

Riverview Financial Corporation

Consolidated Statements of Income (Loss)

(In thousands, except per share data)

Six Months Ended	Jun 30 2019	Jun 30 2018
Interest income:
Interest and fees on loans:
Taxable	$22,368	$23,467
Tax-exempt	463	469
Interest and dividends on investment securities:
Taxable	1,472	1,065
Tax-exempt	116	163
Dividends
Interest on interest-bearing deposits in other banks	447	180
Interest on federal funds sold		20
Total interest income	24,866	25,364

Interest expense:
Interest on deposits	4,172	3,277
Interest on short-term borrowings		30
Interest on long-term debt	265	368
Total interest expense	4,437	3,675
Net interest income	20,429	21,689
Provision for loan losses	1,201	390
Net interest income after provision for loan losses	19,228	21,299

Noninterest income:
Service charges, fees and commissions	2,368	2,879
Commissions and fees on fiduciary activities	541	445
Wealth management income	483	373
Mortgage banking income	206	359
Life insurance investment income	381	390
Net gain (loss) on sale of investment securities available-for-sale	(42)	40
Total noninterest income	3,937	4,486

Noninterest expense:
Salaries and employee benefits expense	13,340	10,543
Net occupancy and equipment expense	2,133	2,134
Amortization of intangible assets	388	441
Net cost of operation of other real estate owned	35	1
Other expenses	6,552	5,825
Total noninterest expense	22,448	18,944
Income before income taxes	717	6,841
Income tax expense (benefit)	(30)	1,243
Net income	$747	$5,598
Other comprehensive income:
Unrealized gain (loss) on investment securities available-for-sale	$2,959	$(963)
Reclassification adjustment for (gain) loss included in net income	42	(40)
Change in pension liability
Income tax expense (benefit) related to other comprehensive income (loss)	630	(210)
Other comprehensive income (loss), net of income taxes	2,371	(793)
Comprehensive income	$3,118	$4,805

Per common share data:
Net income:
Basic	$0.08	$0.62
Diluted	$0.08	$0.62
Average common shares outstanding:
Basic	9,151,850	9,084,054
Diluted	9,167,409	9,136,004
Cash dividends declared	$0.20	$0.10

Riverview Financial Corporation

Consolidated Statements of Income (Loss)

(In thousands, except per share data)

Three months ended	Jun 30 2019	Mar 31 2019	Dec 31 2018	Sept 30 2018	Jun 30 2018
Interest income:
Interest and fees on loans:
Taxable	$11,680	$10,688	$12,309	$11,957	$11,226
Tax-exempt	233	230	231	230	235
Interest and dividends on investment securities available-for-sale:
Taxable	732	740	660	551	542
Tax-exempt	47	69	77	80	81
Dividends
Interest on interest-bearing deposits in other banks	216	231	214	181	101
Interest on federal funds sold					10
Total interest income	12,908	11,958	13,491	12,999	12,195

Interest expense:
Interest on deposits	2,099	2,073	2,027	1,885	1,723
Interest on short-term borrowings
Interest on long-term debt	131	134	184	194	192
Total interest expense	2,230	2,207	2,211	2,079	1,915
Net interest income	10,678	9,751	11,280	10,920	10,280
Provision for loan losses	618	583		225
Net interest income after provision for loan losses	10,060	9,168	11,280	10,695	10,280

Noninterest income:
Service charges, fees and commissions	1,315	1,053	1,551	1,267	1,651
Commissions and fees on fiduciary activities	281	260	244	226	235
Wealth management income	236	247	239	199	219
Mortgage banking income	100	106	114	168	189
Life insurance investment income	194	187	192	194	199
Net gain (loss) on sale of investment securities available-for-sale		(42)			40
Total noninterest income	2,126	1,811	2,340	2,054	2,533

Noninterest expense:
Salaries and employee benefits expense	5,830	7,510	6,489	5,032	5,221
Net occupancy and equipment expense	1,044	1,089	1,011	1,008	1,012
Amortization of intangible assets	194	194	212	215	220
Net cost (benefit) of operation of other real estate owned	(92)	127	18	29	2
Other expenses	3,508	3,044	2,910	3,057	2,953
Total noninterest expense	10,484	11,964	10,640	9,341	9,408
Income (loss) before income taxes	1,702	(985)	2,980	3,408	3,405
Income tax expense (benefit)	268	(298)	508	620	618
Net income (loss)	$1,434	$(687)	$2,472	$2,788	$2,787

Other comprehensive income (loss):
Unrealized gain (loss) on investment securities available-for-sale	$1,936	$1,023	$527	$(576)	$112
Reclassification adjustment for (gain) loss included in net income		42			(40)
Change in pension liability			(265)
Income tax expense (benefit) related to other comprehensive income (loss)	406	224	54	(121)	15
Other comprehensive income (loss), net of income taxes	1,530	841	208	(455)	57
Comprehensive income (loss)	$2,964	$154	$2,680	$2,333	$2,844

Per common share data:
Net income (loss):
Basic	$0.16	$(0.08)	$0.27	$0.30	$0.31
Diluted	$0.16	$(0.08)	$0.27	$0.30	$0.31
Average common shares outstanding:
Basic	9,160,290	9,143,316	9,115,450	9,100,616	9,089,011
Diluted	9,172,992	9,143,316	9,163,855	9,156,931	9,134,248
Cash dividends declared	$0.10	$0.10	$0.10	$0.10	$0.10

Riverview Financial Corporation

Details of Net Interest and Net Interest Margin

(In thousands, fully taxable equivalent basis)

Three months ended	Jun 30 2019	Mar 31 2019	Dec 31 2018	Sept 30 2018	Jun 30 2018
Net interest income:
Interest income
Loans, net:
Taxable	$11,680	$10,688	$12,309	$11,957	$11,226
Tax-exempt	295	291	292	291	298
Total loans, net	11,975	10,979	12,601	12,248	11,524
Investments:
Taxable	732	740	660	551	542
Tax-exempt	60	87	97	102	102
Total investments	792	827	757	653	644
Interest on interest-bearing balances in other banks	216	231	214	181	101
Federal funds sold					10
Total interest income	12,983	12,037	13,572	13,082	12,279
Interest expense:
Deposits	2,099	2,073	2,027	1,885	1,723
Short-term borrowings
Long-term debt	131	134	184	194	192
Total interest expense	2,230	2,207	2,211	2,079	1,915
Net interest income	$10,753	$9,830	$11,361	$11,003	$10,364

Yields on earning assets:
Loans, net:
Taxable	5.49%	5.09%	5.60%	5.32%	5.02%
Tax-exempt	3.41%	3.34%	3.26%	3.25%	3.29%
Total loans, net	5.41%	5.02%	5.51%	5.24%	4.95%
Investments:
Taxable	3.07%	3.09%	3.00%	2.82%	2.82%
Tax-exempt	3.67%	3.15%	2.92%	2.83%	2.77%
Total investments	3.11%	3.10%	2.99%	2.82%	2.81%
Interest-bearing balances with banks	2.36%	2.54%	2.08%	2.14%	1.50%
Federal funds sold					1.56%
Total earning assets	5.07%	4.73%	5.13%	4.93%	4.67%
Costs of interest-bearing liabilities:
Deposits	1.02%	1.01%	0.95%	0.88%	0.81%
Short-term borrowings
Long-term debt	7.59%	7.87%	5.95%	5.89%	5.87%
Total interest-bearing liabilities	1.07%	1.06%	1.02%	0.96%	0.89%
Net interest spread	4.00%	3.67%	4.11%	3.97%	3.78%
Net interest margin	4.20%	3.86%	4.30%	4.15%	3.94%

Riverview Financial Corporation

Consolidated Balance Sheets

(In thousands, except per share data)

At period end	Jun 30 2019	Mar 31 2019	Dec 31 2018	Sept 30 2018	Jun 30 2018
Assets:
Cash and due from banks	$11,354	$12,278	$16,708	$13,310	$13,139
Interest-bearing balances in other banks	29,621	55,823	37,108	43,505	23,481
Federal funds sold
Investment securities available-for-sale	100,254	100,684	104,677	97,102	87,908
Loans held for sale	170	695	637	598	873
Loans, net	889,305	878,070	893,184	915,529	939,887
Less: allowance for loan losses	7,002	6,486	6,348	6,472	6,401
Net loans	882,303	871,584	886,836	909,057	933,486
Premises and equipment, net	18,144	18,355	18,208	18,427	18,542
Accrued interest receivable	2,870	3,018	3,010	3,066	2,786
Goodwill	24,754	24,754	24,754	24,754	24,754
Other intangible assets, net	3,121	3,315	3,509	3,721	3,935
Other assets	47,607	48,206	42,156	43,193	42,900
Total assets	$1,120,198	$1,138,712	$1,137,603	$1,156,733	$1,151,804

Liabilities:
Deposits:
Noninterest-bearing	$160,407	$164,880	$162,574	$162,385	$170,232
Interest-bearing	819,293	836,149	842,019	858,379	847,490
Total deposits	979,700	1,001,029	1,004,593	1,020,764	1,017,722
Short-term borrowings
Long-term debt	6,932	6,912	6,892	13,019	13,091
Accrued interest payable	445	475	484	503	449
Other liabilities	17,443	16,806	11,724	10,416	10,075
Total liabilities	1,004,520	1,025,222	1,023,693	1,044,702	1,041,337

Stockholders’ equity:
Common stock	101,644	101,500	101,134	100,999	100,790
Capital surplus	304	307	332	356	424
Retained earnings	13,978	13,461	15,063	13,503	11,625
Accumulated other comprehensive income (loss)	(248)	(1,778)	(2,619)	(2,827)	(2,372)
Total stockholders’ equity	115,678	113,490	113,910	112,031	110,467
Total liabilities and stockholders’ equity	$1,120,198	$1,138,712	$1,137,603	$1,156,733	$1,151,804

Riverview Financial Corporation

Consolidated Balance Sheets

(In thousands except per share data)

Average quarterly balances	Jun 30 2019	Mar 31 2019	Dec 31 2018	Sept 30 2018	Jun 30 2018
Assets:
Loans, net:
Taxable	$853,329	$851,515	$872,615	$891,455	$897,085
Tax-exempt	34,714	35,298	35,501	35,478	36,374
Total loans, net	888,043	886,813	908,116	926,933	933,459
Investments:
Taxable	95,577	97,041	87,249	77,573	77,061
Tax-exempt	6,558	11,215	13,198	14,288	14,784
Total investments	102,135	108,256	100,447	91,861	91,845
Interest-bearing balances with banks	36,780	36,953	40,787	33,553	27,067
Federal funds sold					2,568
Total earning assets	1,026,958	1,032,022	1,049,350	1,052,347	1,054,939
Other assets	99,923	97,628	95,000	97,377	99,492
Total assets	$1,126,881	$1,129,650	$1,144,350	$1,149,724	$1,154,431

Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$829,003	$835,687	$847,867	$850,492	$853,986
Noninterest-bearing	159,069	156,735	159,758	163,142	166,828
Total deposits	988,072	992,422	1,007,625	1,013,634	1,020,814
Short-term borrowings
Long-term debt	6,922	6,902	12,268	13,060	13,124
Other liabilities	16,944	17,006	10,973	11,208	10,573
Total liabilities	1,011,938	1,016,330	1,030,866	1,037,902	1,044,511
Stockholders’ equity	114,943	113,320	113,484	111,822	109,920
Total liabilities and stockholders’ equity	$1,126,881	$1,129,650	$1,144,350	$1,149,724	$1,154,431

Riverview Financial Corporation

Asset Quality Data

(In thousands)

	Jun 30 2019	Mar 31 2019	Dec 31 2018	Sept 30 2018	Jun 30 2018
At quarter end:
Nonperforming assets:
Nonaccrual loans	$2,165	$2,643	$2,729	$2,780	$2,070
Accruing restructured loans	2,715	2,731	2,913	4,663	4,693
Accruing loans past due 90 days or more	52	122	839	225	1,536
Foreclosed assets	86	461	721	668	90
Total nonperforming assets	$5,018	$5,957	$7,202	$8,336	$8,389

Three months ended:
Allowance for loan losses:
Beginning balance	$6,486	$6,348	$6,472	$6,401	$6,515
Charge-offs	142	520	166	189	166
Recoveries	40	75	42	35	52
Provision for loan losses	618	583		225
Ending balance	$7,002	$6,486	$6,348	$6,472	$6,401

Riverview Financial Corporation

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

Three months ended:	Jun 30 2019	Mar 31 2019	Dec 31 2018	Sept 30 2018	Jun 30 2018
Core net income (loss) per common share:
Net income (loss)	$1,434	$(687)	$2,472	$2,788	$2,787
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax		(33)			32
Add: Acquisition related expenses, net of tax			39	34	22
Add: Executive separation expense, net of tax		1,752
Net income (loss) Core	$1,434	$1,098	$2,511	$2,822	$2,777

Average common shares outstanding	9,160,290	9,143,316	9,115,450	9,100,616	9,089,011
Core net income (loss) per common share	$0.16	$0.12	$0.27	$0.31	$0.31

Tangible book value:
Total stockholders’ equity	$115,678	$113,490	$113,910	$112,031	$110,467
Less: Goodwill	24,754	24,754	24,754	24,754	24,754
Less: Other intangible assets, net	3,121	3,315	3,509	3,721	3,935
Total tangible stockholders’ equity	$87,803	$85,421	$85,647	$83,556	$81,778

Common shares outstanding	9,167,670	9,154,599	9,121,555	9,110,676	9,094,986

Tangible book value per share	$9.58	$9.33	$9.39	$9.17	$8.99

Tangible stockholders’ equity to tangible assets:
Total stock holders’ equity	$115,678	$113,490	$113,910	$112,031	$110,467
Less: Goodwill	24,754	24,754	24,754	24,754	24,754
Less: Other intangible assets, net	3,121	3,315	3,509	3,721	3,935
Total tangible stockholders’ equity	$87,803	$85,421	$85,647	$83,556	$81,778

Total assets	$1,120,198	$1,138,712	$1,137,603	$1,156,733	$1,151,804
Less: Goodwill	24,754	24,754	24,754	24,754	24,754
Less: Other intangible assets, net	3,121	3,315	3,509	3,721	3,935
Total tangible assets	$1,092,323	$1,110,643	$1,109,340	$1,128,258	$1,123,115

Tangible stockholders’ equity to tangible assets	8.04%	7.69%	7.72%	7.41%	7.28%

Core return on average stockholders’ equity:
Net income (loss) GAAP	$1,434	$(687)	$2,472	$2,788	$2,787
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax		(33)			32
Add: Acquisition related expenses, net of tax			39	34	22
Add: Executive separation expense, net of tax		1,752
Net income (loss) Core	$1,434	$1,098	$2,511	$2,822	$2,777

Average stockholders’ equity	$114,943	$113,320	$113,484	$111,822	$109,920
Core return on average stockholders’ equity	5.00%	3.93%	8.78%	10.01%	10.13%

Return on average tangible equity:
Net income (loss) GAAP	$1,434	$(687)	$2,472	$2,788	$2,787

Average stockholders’ equity	$114,943	$113,320	$113,484	$111,822	$109,920
Less: average intangibles	27,968	28,164	28,365	28,578	28,800
Average tangible stockholders’ equity	$86,975	$85,156	$85,119	$83,244	$81,120

Return on average tangible stockholders’ equity	6.61%	(3.27)%	11.52%	13.29%	13.78%

Riverview Financial Corporation

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

	Jun 30 2019	Mar 31 2019	Dec 31 2018	Sept 30 2018	Jun 30 2018
Core return on average tangible stockholders’ equity:
Net income (loss) GAAP	$1,434	$(687)	$2,472	$2,788	$2,787
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax		(33)			32
Add: Acquisition related expenses, net of tax			39	34	22
Add: Executive separation expense, net of tax		1,752
Net income (loss) Core	$1,434	$1,098	$2,511	$2,822	$2,777

Average stockholders’ equity	$114,943	$113,320	$113,484	$111,822	$109,920
Less: average intangibles	27,968	28,164	28,365	28,578	28,800
Average tangible stockholders’ equity	$86,975	$85,156	$85,119	$83,244	$81,120

Core return on average tangible stockholders’ equity	6.61%	5.23%	11.70%	13.45%	13.73%

Core return on average assets:
Net income (loss) GAAP	$1,434	$(687)	$2,472	$2,788	$2,787
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax		(33)			32
Add: Acquisition related expenses, net of tax			39	34	22
Add: Executive separation expense, net of tax		1,752
Net income (loss) Core	$1,434	$1,098	$2,511	$2,822	$2,777

Average assets	$1,126,881	$1,129,650	$1,144,350	$1,149,724	$1,154,431

Core return on average assets	0.51%	0.39%	0.87%	0.97%	0.96%

Riverview Financial Corporation

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

Six months ended:	June 30 2019	June 30 2018
Core net income per common share:
Net income	$747	$5,598
Adjustments:
Less: Gains (loss) on sale of investment securities, net of tax	(33)	31
Add: Acquisition related expenses, net of tax		364
Add: Executive separation expense, net of tax	1,752
Net income – core	$2,532	$5,931

Average common shares outstanding	9,151,850	9,084,054

Core net income (loss) per common shares	$0.28	$0.66